SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   February 24, 2011

APEXTALK HOLDINGS, INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	333-153838	26-1402471
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

637 Howard Street
San Francisco, CA 94105
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(888) 228 2829
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT

–––––––––––––––– Copies to: Richard I. Anslow, Esq. Anslow + Jaclin, LLP 195 Route 9 South, Suite 204 Manalapan, New Jersey 07726 (732) 409-1212
––––––––––––––––

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Stock Purchase Agreement

On February 18, 2011, the Company entered into a stock purchase agreement (the “Purchase Agreement”) with Foshan Royal Investment Ltd. (the “Purchaser”), a New Jersey company, pursuant to which the Company agreed to issue to the Purchaser a total of 541,667 shares of newly issued common stock at a purchase price of $2.40 per share, equal to $1,300,000 in the aggregate.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such document, which is attached as Exhibit 10.1, to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

On February 24, 2011, the Company issued a total of 541,667 shares of common stock to the Purchaser in exchange for $1,300,000 of the purchase price pursuant to the Stock Purchase Agreement and its amendment in reliance upon the exemption provided by Section 4(2) of the Securities Act.

These securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of the securities by the Company did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered.  The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the Purchaser had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.”

Item 9.01 Financial Statement and Exhibits.

(d)	EXHIBITS

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Stock Purchase Agreement by and between Apextalk Holding, Inc. and Foshan Royal Investment Ltd dated February 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

APEXTALK HOLDINGS, INC.
Dated: February 28, 2011
By: /s/ Hui Liu
Hui Liu Chief Executive Officer